UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 31, 2015
Mettler-Toledo International Inc.
(Exact name of registrant as specified in its charter)

Delaware	File No. 001-13595	13-3668641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Polaris Parkway Columbus, OH and Im Langacher 44 CH Greifensee, Switzerland	43240 and 8606
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 1-614-438-4511 and +41-44-944-22-11

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

		Page
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.	3

Item 9.01	Financial Statements and Exhibits	3

Signatures		4

Exhibit 4.1	Note Purchase Agreement dated as of March 31, 2015 by and among Mettler-Toledo International Inc., Metropolitan Life Insurance Company, MetLife Insurance Company USA, OMI MLIC Investments Limited and Massachusetts Mututal Life Insurance Company.	6

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-
Balance Sheet Arrangement of a Registrant.

On March 31, 2015, Mettler-Toledo International Inc. (the “Company”) entered into a Note Purchase Agreement with the accredited institutional investors named therein (the “Agreement”). Pursuant to the Agreement, on June 17, 2015 the Company will issue and sell, in a private placement, €125 million aggregate principal amount of its 1.47% Senior Notes due June 17, 2030 (the “2030 Senior Notes”).

The 2030 Senior Notes bear interest at a fixed rate of 1.47% and mature on June 17, 2030. Interest is payable semi-annually on June 17 and December 17 of each year, beginning on December 17, 2015.

The Company may at any time prepay the 2030 Senior Notes, in whole or in part, at a price equal to: 100% of the principal amount thereof; plus accrued and unpaid interest; plus, in some instances, a “make-whole” prepayment premium and a swap related currency loss. In the event of a change in control (as defined in the Agreement) of the Company, the Company may be required to offer to prepay the 2030 Senior Notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest.

The Agreement contains customary affirmative and negative covenants for agreements of this type including, among others, limitations on the Company and its subsidiaries with respect to incurrence of liens and priority indebtedness, disposition of assets, mergers, and transactions with affiliates. The Agreement also requires the Company to maintain a consolidated interest coverage ratio of more than 3.5 to 1.0 and a consolidated leverage ratio of less than 3.5 to 1.0. The Agreement contains customary events of default with customary grace periods, as applicable.

The 2030 Senior Notes are senior unsecured obligations of the Company. The Company may use the proceeds from the sale of the 2030 Senior Notes to refinance existing indebtedness and for other general corporate purposes.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 4.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

4.1. Note Purchase Agreement dated as of March 31, 2015 by and among Mettler-Toledo International Inc., Metropolitan Life Insurance Company, MetLife Insurance Company USA, OMI MLIC Investments Limited and Massachusetts Mutual Life Insurance Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METTLER-TOLEDO INTERNATIONAL INC.

Date:	April 2, 2015	By:	/s/ James T. Bellerjeau
James T. Bellerjeau
General Counsel

EXHIBIT INDEX

Exhibit	Description

Exhibit 4.1
Note Purchase Agreement dated as of March 31, 2015 by and among Mettler-Toledo International Inc., Metropolitan Life Insurance Company, MetLife Insurance Company USA, OMI MLIC Investments Limited and Massachusetts Mutual Life Insurance Company.